Exhibit 5.2

[Letterhead of Sullivan & Cromwell (Hong Kong) LLP]

October 3, 2023

Perfect Corp.,

14F, No. 98 Minquan Road,

Xindian District,

New Taipei City 231,

Taiwan

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 9,350,000 redeemable warrants (the “Warrants”), each entitling its holder to purchase one Class A ordinary shares of Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”), par value $0.10 per share, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, assuming the Warrants have been duly authorized and validly issued, the Warrants constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Cayman Islands law, we note that you have received the opinion, dated as of the date hereof, of Maples and Calder (Hong Kong) LLP which is being filed as an exhibit to the Registration Statement on Form F-3 relating to the Warrants.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Perfect Corp.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-3 relating to the Warrants and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement on Form F-3. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell (Hong Kong) LLP